EXHIBIT 10.16

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                              EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT, is dated this 18th day of May, 1998, by and between Harbor City Corporation, t/a ACC Telecom, the "Employer" and Barry N. Hunt, the "Employee".

                   1. EMPLOYMENT: The Employer employs the Employee and the Employee accepts employment upon the terms and conditions of this Agreement.

                   2. TERMS: The term of this Agreement shall begin on the Closing Date of the purchase of Employer's Stock by Carnegie International Corporation and shall continue for a period of five (5) years, unless terminated prior thereto.

                   3. COMPENSATION: For all services rendered by the employee, the employer shall pay the employee an annual salary of One Hundred Twenty-Five Thousand Dollars ($125,000) to be paid through Five Thousand Two Hundred and Eight Dollar and Thirty-three Cent ($5,208.33) semi-monthly payments, payable at the end of each of twenty-four (24) semi-monthly periods. The annual salary shall be increased to Two Hundred Thousand Dollars ($200,000) and payable semi-monthly in the event that Susan Hunt and Barry Hunt become divorced or on the death or termination of employment of Susan Hunt or if Susan Hunt does not become employed pursuant to the Agreement set forth in Attachment A. Salary payments shall be subject to withholding and other applicable taxes.

                   4. DUTIES: The employee is engaged to serve as the President of Employer. Employee's duties include but are not


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limited to managing the operations of the Company.  The precise  services of the
Employee may be extended or curtailed by the employer from time to time.

                  5. EXTENT OF SERVICES: The Employee shall devote substantially his entire working time, attention and energies to the Employees business and shall not during the term of this Agreement be engaged in any employment activities, undertake to work for compensation or accept employment with another entity for gain, profit, or other pecuniary advantage. However, the Employee may invest his assets in such form or manner as will not require his services in the operation of the affairs of the companies in which such investments are made.

                  6. DISCLOSURE OF CONFIDENTIAL INFORMATION: The employee acknowledges that he will have access to significant amounts of confidential information of employer and its Parent Company, Carnegie International Corporation, including such information as lists of customers, sources of supply, production information, product information, service information, formulas, computer programs and development ideas related thereto, work in progress, trade secrets, technical information acquired by Employee from Employer or Carnegie or from the inspection of Employer's or Carnegie's property, confidential information disclosed to Employee by third parties, and all documents, things and record bearing media disclosing or containing the aforegoing information,



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including  any  confidential  materials  prepared  by the parties  hereto  which contain or otherwise relate to such information concerning the Employer's and or
Carnegie's  financial,   intellectual,   technical  and  commercial  information
(collectively hereinafter referred to as "Confidential Information") shall be and remain confidential. The Employee will not during or after the term of this employment, disclose the Confidential Information or any part thereof to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever. In the event of a breach or threatened breach by the Employee of the provisions of this paragraph, the Employer shall be entitled to an injunction restraining the Employee from disclosing, in whole or in part, the Confidential Information, or from rendering any services in connection with the telecommunications industry to any person, corporation, association, or other entity to whom such Confidential Information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting the Employer or Carnegie from pursuing any of the remedies available to the Employer for such breach or threatened breach, including the recovery of damages from the Employee. If Employee buys back the Shares of Employer, the provisions hereof relating only to Employer shall no longer apply.

                  7. EXPENSES: The Employee may incur reasonable expenses for promoting the Employees business. The employer shall



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reimburse  the  Employee  for all such  expenses  upon the  Employee's  periodic presentation of an itemized account of such expenditures.

                  8. VACATIONS: The Employee shall be entitled to twenty (20) vacation days each year, during which time his salary and benefits shall be paid in full. Each vacation shall be taken so as not to unreasonably interfere with the operation of Employer's business. No such vacations shall be taken before May 31, 1998.

                  9.  SURVIVAL  AFTER  TERMINATION  OR  EXPIRATION OF EMPLOYMENT
RELATIONSHIP: The Provisions contained within paragraphs 6, 11 and 14 of this Agreement shall survive the expiration or other termination of this Agreement.

                  10. TERMINATION: The following termination provisions shall apply hereto:

                           a.       Termination by Employer for cause.  The
Employer may terminate this Agreement immediately by written notice if Employee is convicted of any crime involving fraud, dishonesty, or willful misconduct directly or indirectly connected to Employee's duties and responsibilities to Employer or the management and or operation of Employer's business. If Employer chooses not to pursue criminal action against Employee in connection with fraud, dishonesty, or willful misconduct that has a material impact on the Employer, the Employee may terminate this Agreement for such cause, after written notice to the Employee of the reason for termination and failure by the Employee within



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thirty (30) days thereafter to cure or eliminate such reason for termination and compensate Employer for any losses sustained as a result of Employee actions in connection with such fraud, dishonesty or willful misconduct. All terminations made pursuant to this paragraph shall be considered for cause and the Employer shall not be liable for any amounts pursuant to this Agreement, following such termination.

                           b. Termination by Employer for other than cause.
If the Employer terminates this Agreement for any reason other than cause during the first two years of this Agreement, then the Employee may exercise his option to Buy-Back the Shares of the Employer. If the Employer terminates this Agreement for any reason other than cause during the final three years of the term of this Agreement, the Employer shall pay to the Employee all salary owed pursuant to paragraph 3 of this Agreement, for the remainder of the term of this Agreement.

                           c.       Termination by Employee for Good Reason. The
Employee may terminate his employment with Employer pursuant to this Agreement for "good reason", provided that the Employee has given written notice to the Employer of the reason of the resignation and Employer fails to cure or eliminate such reason within thirty (30) days from the receipt of such written notice by Employer. For the purposes of this Agreement, good reason shall mean:
(i) removal form the position of President, other than as a



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                    result  of  promotion;   (ii)  material  diminution  of  the
Employee's title, position, or responsibilities; (iii) material reduction in the Employee's salary or benefits; (iv) relocation of the Employee to a location more than thirty (30) miles from the Employee's principal work place at the time this Agreement takes effect; or (v) the Employees willful failure to comply with and satisfy material requirements of this Agreement. If the Employee terminates his employment for good reason during the first two years of the term of this Agreement, the Employee may exercise his option to Buy-Back the Shares of the Employer. If the Employee terminates his employment for good reason during the final three years of he term of this Agreement, the Employer shall pay to the Employee one year of salary as delineated in paragraph 3 of this Agreement, consistent with similar benefits being provided to other executives of Carnegie International Corporation.

                         d.  Termination by Employee for other than good reason.
Employee may terminate this Agreement for any reason or no reason at any time, upon thirty (30) days written notice to the Employer. In such event, the Employee if requested by the Employer, shall continue to render his services and receive full salary and benefits up to the date of termination. The Employer may elect to terminate Employee by written notice thereof before the expiration of the thirty (30) day period and discontinue all salary and benefits as of said termination date. If Employee



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terminates  this  Agreement for any reason other than good reason,  the Employer shall not be liable for any amounts due to Employee pursuant to the terms of this Agreement.

                         e.  Termination  by Employee or Employer by Exercise of
Buy-Back/Sell-Back Agreement Options. In the event that the Shares of the Employer are transferred to Employee pursuant to options exercised under the terms the Buy-Back/Sell-Back Agreement between Employer, Carnegie, Barry Hunt and Susan Hunt, this Agreement shall terminate effective on the closing date for said Buy-Back or Sell-Back, except for the provisions hereof contained in paragraph 6 related to non-disclosure of confidential information related to Carnegie or any of its subsidiaries and any other provisions related to the enforcement thereof which all shall remain in full force and effect. f. Other Termination. This Agreement shall terminate upon the occurrence of any of the following events: 1. Expiration of the term of employment, as provided in
Section 2 hereof; or 2. Death of Employee, except for those benefits as provided to the contrary herein; or 3. In the event Employee shall become permanently disabled as defined in the following paragraph and such permanent disability prevents the Employee from substantially performing the duties of his employment, Employer shall pay to



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Employee the amounts provided in the following paragraph.

                                    Disability Compensation.  In the event of
illness, injury or other condition which causes disability of the Employee, which in the reasonable objective opinion of two Physicians (one of said physicians to be chosen by the Company and one to be chosen by Hunt) is of such a nature that it prevents the Employee from substantially fulfilling his obligations under this Agreement (hereinafter referred to as the "Permanent Disability"), and it is agreed between the parties that it is likely that such condition will continue to exist for more than six (6) months, it shall be considered by the parties to be a Permanent Disability. In addition to all other amounts due pursuant to this Section, Employee's basic salary shall be continued for a period of six (6) weeks following the onset of such Permanent Disability. The weekly amount paid to Employee shall be the average weekly compensation earned by the Employee based on the collection of the six (6) months immediately prior to the onset of Permanent Disability. For purposes of this Agreement, the "onset of Permanent Disability" shall be defined as that point in time when, pursuant to the provisions of this Agreement, it is deemed that Employee is no longer able to substantially fulfill his obligations under this Agreement. It is understood that Employee's occasional sickness or other incapacity of short duration shall not result in a determination of Permanent Disability. Upon the death or



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disability of Employee, any salary of Employee hereunder that has been allocated to Susan Hunt shall immediately cease unless and until Employer consents thereto in writing.

                  11. EMPLOYEE'S REPRESENTATIONS: Employee represents and. warrants to Employer that no legal, administrative or other proceedings against the Employee have been threatened or filed in any federal, state or local court of law or before any administrative body.

                  12.      OTHER BENEFITS AND COMPENSATION:

                         a.  Health  insurance  coverage  shall be  provided  to
Employee comparable to the coverage being provided to Employee by Employer immediately prior to the acquisition of Employer's stock by Carnegie International Corporation ("Carnegie").

                         b.  Employee  shall have the benefit of having the cost
of his current vehicle, a BMW, paid for by Employer with a comparable vehicle replacement two (2) years from the date hereof, with a new vehicle provided every two (2) years thereafter during the term of Employee's employment.

                         c. Employee  shall be reimbursed for all reasonable and
necessary company expenses attributable to the business of ACC or Carnegie.

                         d. Employee shall receive disability and life insurance
coverage consistent with the current coverage being provided to Employee by Employer immediately prior to the



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acquisition   of  Employer's   stock  by  Carnegie   International   Corporation
("Carnegie").

                         e. Employee or his estate shall receive a Seventeen and
one-half percent (17.5 %) commission on the gross profits generated from MAVIS sales through ACC during the duration of this employment agreement. However, no such commissions shall be paid until after January 1, 1999 and no amount shall be paid based on the gross profits generated from MAVIS sales unless adequate funds are available to satisfy the cash flow needs of ACC or its successor for the upcoming six (6) month period after each evaluation date. After January 1, 1999, the first evaluation date, Employee shall receive compensation over and above his base salary, based on seventeen and a half percent (17.5%) of the gross profit generated from MAVIS sales (hereinafter referred to as the "Commissions") up to a maximum of Two Hundred Thousand Dollars ($200,000.00) in Commissions in any one year. Said Commissions shall be paid if financial projections prepared by ACC or its successor and agreed to by Carnegie as of the first day of each calendar quarter beginning on January 1, 1999 indicate that funds will be available to meet the cash flow needs of ACC or its successor for the next six months and funds are still available over and above said cash flow needs. Disbursements to Employee for accrued commissions earned shall be made within thirty (30) days of the first day of each calendar quarter, beginning with the calendar



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quarter starting on January 1, 1999. The amount of any such  commissions  earned in excess of the Two Hundred Thousand Dollar ($200,000.00) limit for any one calendar year shall be paid at the beginning of the next calendar quarter if funds are available to satisfy the projected cash flow needs of ACC or its successor for the next six (6) months following the beginning of said calendar quarter. All reasonably available funds after payment of said commissions shall be made available for upstream distribution to the parent company of Employer. Any commission that would have been due to Employee on gross profit from MAVIS sales during the five (5) years covered by his employment agreement shall upon Employee's death or permanent disability be paid to Employee's heirs or his designees consistent with the manner in which Employee would have been paid for said commissions, as provided above.

                           f.       MAVIS sales through ACC for the purposes of
calculating the Commissions owed to Employee shall consist of any and all software and/or hardware product sales by ACC that encompass the Multi-language Automated Voice Intelligence System (MAVIS). Gross profit on said sales shall be determined by subtracting from the selling price of said products any and all costs of software, hardware, sales commissions, labor, materials, parts, equipment or other identifiable items which are attributable to the MAVIS product and any related hardware and or software sold as a part thereof.



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                           g.      Employee shall be a voting member or have the
right to appoint a voting member to the Carnegie Board of Directors upon execution of the Stock Purchase Agreement between Carnegie, Barry Hunt and Susan Hunt.

                  13. SALE OF MAVIS: If through the direct efforts of Employee, the rights to MAVIS are sold for a lump sum amount to an entity for which the lead for such sale was developed by Employee, Employee shall receive as a sales commission nine percent (9%) of selling price of MAVIS paid by entities with whom Employee developed the lead for said sale. If said sale of MAVIS is paid on an installment basis, Employee shall receive the sales commission on the purchase price as payments thereof are received by Employer.

                           In the event that the rights to MAVIS are sold for
a lump sum or on an installment basis in North America during the term of this Agreement, Employee shall receive a three Percent (3%) sales commission on the selling price if the lead for said sale was not developed directly by Employee. Notwithstanding anything to the contrary contained herein, no sales commission whatsoever shall be paid on a sale of the rights to MAVIS to either Nortel or Nokia during the six (6) month period beginning on the date of this Agreement.

                  14. RESTRICTIVE COVENANTS: For a period of two (2) years, after the termination or expiration of this Agreement, the Employee will not, within the current geographical customer market



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of ACC, directly or indirectly, own, manage, operate, control, be employed by or participate in any business that competes with and or sell similar products and or services as the business conducted by the Employer at the time of the termination of this Agreement. In the event of the Employee's actual or threatened breach of the provisions of this paragraph, the Employer shall be entitled to an injunction restraining the Employee therefrom. Nothing shall be construed as prohibiting the Employer from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages from the Employee. If Employee buys back the Shares of Employer the provisions hereof shall no longer apply.

                  15. OWNERSHIP OF OTHER PUBLIC COMPANIES: Employee may own up to five percent (5%) of public companies other than Carnegie, provided such ownership is not inconsistent with the terms and conditions of this Agreement and or otherwise prohibited by Law.

                  16. NOTICES: Any Notice required or desired to be given under this Agreement shall be deemed given if in writing sent by certified mail to his residence in the case of the Employee, or to its principal office in the case of the Employer.

                  17. WAVIER OF BREACH: The waiver of the Employer of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of a subsequent breach by the Employee.



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                  18. ASSIGNMENT: The Employee acknowledges that the services to be rendered by him are unique and personal. Accordingly, the Employee may not assign any of his rights, or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Employer under this Agreement shall inure to the benefit and shall be binding upon the successors and assigns of the Employer.

                  19. ENTIRE AGREEMENT: This Agreement contains the entire understanding of the parties. No representations were made or relied upon by either party, other then those expressly set forth. No agent, employee, or other representatives of either party are empowered to alter any of the terms hereof, unless they are in writing and signed by the Employee and an executive officer of the Employer.

                   20.   CONTROLLING  LAW:  The  validity,   interpretation  and
performance of this Agreement shall be controlled by and construed under the Laws of the State of Maryland.

                   21.   FIRST  RIGHT  OF  REFUSAL  FOR   FINANCING  OR  LEASING
ARRANGEMENTS: Employer or its designee shall have the first right of refusal for any leasing and/or financing of software and/or equipment sales through ACC.





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                  IN WITNESS WHEREOF, the parties have executed this
agreement as of the day and year first above written.

ATTEST:                            EMPLOYER: HARBOR CITY CORPORATION

/s/ Susan B. Hunt, Sec.            BY: /s/ Barry N. Hunt, Pres.
-----------------------               ---------------------------------
                                      BARRY N. HUNT, President



WITNESS:                           Employee:



                                    /s/ Barry N. Hunt
-----------------------             -----------------------------------
                                       BARRY N. HUNT






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                                  Attachment A

                  This 18th day of May, 1998, Harbor City Corporation, t/a ACC Telecom, (the "Employer") hereby agrees that, for valuable consideration received in the form of Barry Hunt's Employment Agreement, on or before June 1, 1998, it will hire Susan Hunt as an employee of the Employer and will enter into an employment agreement with Ms. Hunt containing, without limitation, the following terms:

                  1)       an employment term of five (5) years;

                  2)       an annual salary of $75,000;

                  3)       part-time duties, to be defined later;

                  4)       twenty (20) paid vacation days per year;

                  5) termination provisions identical to those in Barry Hunt's Employment Agreement, where applicable.

                  6)       reimbursement of reasonable business expenses; and

                  7)  provision  of  health,   disability,  and  life  insurance
coverage equivalent to such coverage provided to Barry Hunt.

                  Notwithstanding any representations contained in the Employment Agreement between Harbor City Corporation, t/a ACC Telecom, and Barry Hunt, the Employer hereby understands and agrees that Barry Hunt reserves the right to exercise his option to Buy-Back the Shares of Harbor City Corporation, t/a ACC Telecom, immediately if an employment agreement is not reached encompassing the above provisions between the Employer and Susan Hunt by June 18, 1998. The Employer hereby acknowledges that, to the extent applicable, the provisions of this attachment are in addition to the employee benefit disclosure contained in exhibits S and T to the Stock Purchase Agreement.



/s/ Barry N. Hunt, Pres.
----------------------------
Harbor City Corporation, t/a ACC Telecom




/s/Barry N. Hunt                                              /s/ Susuan Hunt
------------------                                            ----------------
Barry Hunt                                                    Susan Hunt



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                                  Attachment B


                  This 18th day of May, 1998, the Employer hereby agrees that it will in good faith inform the Employee six months prior to the end of the term of this agreement, in December 2002, of its intentions regarding renewal or extension of this Agreement. If at that time the Employer intends to extend Employee's employment, both parties hereby agree to engage in good faith negotiations regarding the terms of such employment, commencing no later than ninety (90) days prior to the termination of this Agreement.




/s/Barry N. Hunt. Pres.
--------------------------
Harbor City Corporation, t/a ACC Telecom



/s/ Barry Hunt
--------------------------
Barry Hunt



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